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CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Calvert World Values Fund, Inc.

     We consent to the incorporation by reference in Post-Effective Amendment No. 9 to the Registration Statement of Calvert World Values Fund, Inc. on
Form N-1A (File Numbers 33-45829 and 811-06563) of our reports dated November 7, 1997 on our audit of the financial statements and financial highlights of International Equity Fund, and of our reports dated May 9, 1997 on our audit of the financial statements and financial highlights of Calvert Capital Accumulation Fund, which reports are included in the Annual Report to Shareholders for the year ended September 30, 1997 for International Equity and March 31, 1997 for Calvert Capital Accumulation Fund, and which are incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption "Independent Accountants and Custodians" in the Statements of Additional Information.

COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
March 20, 1998